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                                                               EXHIBIT 10(T)(20)

                    CENTERPOINT ENERGY, INC. RETIREMENT PLAN
               (As Amended and Restated Effective January 1, 1999)

                                 Ninth Amendment

          CenterPoint Energy, Inc., a Texas corporation, having reserved the right under Section 15.1 of the CenterPoint Energy, Inc. Retirement Plan, as amended and restated effective as of January 1, 1999, and as thereafter amended (the "Plan"), under Section 15.1 of the Plan, does hereby amend the first paragraph of Section 14.2 of the Plan, effective as of October 27, 2004, to read as follows:

     "Each Employer shall contribute to the Plan every year such amount as shall be actuarially determined to be sufficient to fund the liability of the Plan. The amount of such contribution shall be determined annually by the Company, acting through its Chief Financial Officer or such other officer of the Company authorized by the Board, following actuarial determination. The Company shall, prior to the fixing of the amount of contributions by the respective Employers, cause such actuarial determination to be made by the Actuary appointed by it but the fixing of the amount of contributions by the Employers shall be made by the Company after considering the recommendation of such Actuary. In no event shall such annual contributions be less than the minimum amount required by the minimum funding standard of ERISA. The provisions of this Section 14.2 and Section 13.13 shall be deemed to be the procedure for establishing and carrying on the funding policy and method of the Plan. All expenses of administering the Plan shall be paid by the Employers on a pro rata basis."

          IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 22nd day of November 2004, but effective as of the date specified herein.

                                      CENTERPOINT ENERGY, INC.


                                      By /s/ David M. McClanahan
                                         ---------------------------------------
                                         David M. McClanahan
                                         President and Chief Executive Officer

ATTEST:


/s/ Richard Dauphin
-----------------------------------
Richard Dauphin
Assistant Secretary


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